FIDELITY HEREFORD STREET TRUST
(the "Trust")
SPECIAL MEETING OF SHAREHOLDERS
May 19, 1999

 Pursuant to notice duly given, a Special Meeting of Shareholders of

FIDELITY HEREFORD STREET TRUST

SPARTAN(Registered trademark) U.S. TREASURY MONEY MARKET FUND

SPARTAN U.S. GOVERNMENT MONEY MARKET FUND

SPARTAN MONEY MARKET FUND

(the "Funds")

was held on May 19, 1999 at 9:00 A.M. at the principal office of the Trust, 82 Devonshire Street, Boston, Massachusetts.

 Mr. Rich Silver acted as Chairman in the absence of Mr. Edward C. Johnson 3d and Ms. Meg DiDonna, Senior Legal Counsel, acting as Secretary Pro Tempore, recorded the minutes. Mr. Gerald McDonough, an Independent Trustee of the Trust, and Mr. Eric Roiter, General Counsel of FMR, were appointed to act as proxy agents for all shareholders who had properly returned their proxy cards.

 Mr. Silver noted that the Trust has shareholder voting rights based on the proportionate value of a shareholder's investment.
Accordingly, each shareholder is entitled to one vote for each dollar of net asset value held on the record date for the meeting.

 Ms. DiDonna reported that proxies representing 50.001% of the outstanding voting securities of the trust and at least 50.001% of each Fund have been received. Mr. Silver announced that a quorum was present and called the meeting of the shareholders of the Trust to order.

 Mr. Silver stated that the Secretary had presented him with the following documents relating to the meeting:

 Notice of Meeting dated March 22, 1999

 Proxy Statement dated March 22, 1999

 Form of Proxy

Affidavit attesting to the mailing of these documents to the record shareholders entitled to vote at this meeting

 He indicated that a list of shareholders entitled to vote at this meeting would be made available for viewing upon request.

 Mr. Silver recommended that the reading of the Notices of Meeting be waived. There was no objection to the recommendation.

 Mr. Silver stated that the first item of business as stated in the Notice of Meeting and described in the accompanying Proxy Statement was to elect a Board of Trustees for the Trust.

 Ms. DiDonna reported that each of the twelve nominees listed in the Proxy Statement received at least 5,963,456,420.48 affirmative votes, or 91.478% of the votes cast at the meeting. Whereupon, it was

VOTED: That the twelve nominees listed in the Proxy Statement dated March 22, 1999, be, and they hereby are, elected as Trustees of Fidelity Hereford Street Trust.

 Mr. Silver stated that the second item of business as stated in the Notice of Meeting and described in the accompanying Proxy Statement was to ratify the selection of PricewaterhouseCoopers LLP as independent accountant of the Funds.

 Ms. DiDonna reported that the proposal to ratify the selection of PricewaterhouseCoopers LLP as independent accountant of the Funds, as set forth in the Proxy Statement, received 980,508,912.27 affirmative votes of Spartan U.S. Treasury Money Market Fund, or 89.783% of the votes cast at the meeting; 398,415,863.22 affirmative votes of Spartan U.S. Government Money Market Fund, or 90.728% of the votes cast at the meeting; and 4,492,051,833.30 affirmative votes of Spartan Money Market Fund, or 90.062% of the votes cast at the meeting. Whereupon, it was

VOTED: That the selection of PricewaterhouseCoopers LLP as independent accountant of the Funds, as set forth in the Proxy Statement dated March 22, 1999, be, and it hereby is, ratified and approved.

 Mr. Silver stated that the third item of business as stated in the Notice of Meeting and described in the accompanying Proxy Statement was to approve an amended Management Contract for each Fund that would
(i) modify the list of enumerated expenses borne directly by each Fund under its present Management Contract to include annual premiums payable on or after January 1, 2004, if any, for insurance coverage provided by a mutual insurance company and (ii) allow FMR and the Trust, on behalf of the Fund, to modify the Management Contract subject to the requirements of the Investment Company Act of 1940.

 In response to questions from a shareholder, there was a discussion regarding the Independent Trustees' consideration of the proposal and its impact on the Funds and their shareholders.

 Ms. DiDonna reported that the proposal to approve an amended Management Contract for each Fund, as set forth in the Proxy Statement, received 810,075,001.58 affirmative votes of Spartan U.S. Treasury Money Market Fund, or 74.177% of the votes cast at the meeting; 347,009,749.28 affirmative votes of Spartan U.S. Government Money Market Fund, or 79.022% of the votes cast at the meeting; and 3,912,311,388.34 affirmative votes of Spartan Money Market Fund, or 78.438% of the votes cast at the meeting. Whereupon, it was

VOTED: That an amended Management Contract for the Funds be, and it hereby is, approved, as set forth in the Proxy Statement dated March 22, 1999.

 Mr. Silver stated that the fourth item of business as stated in the Notice of Meeting and described in the accompanying Proxy Statement was to amend each Fund's fundamental investment limitation concerning diversification to exclude securities of other investment companies.

 Ms. DiDonna reported that the proposal to amend each Fund's fundamental investment limitation concerning diversification, as set forth in the Proxy Statement, received 802,531,882.29 affirmative votes of Spartan U.S. Treasury Money Market Fund's, or 73.486 % of the votes cast at the meeting; 352,818,034.82 affirmative votes of Spartan U.S. Government Money Market Fund, or 80.345 % of the votes cast at the meeting; and 4,001,162,106.60 affirmative votes of Spartan Money Market Fund, or 80.220 % of the votes cast at the meeting. Whereupon, it was

VOTED: That the fundamental investment limitation concerning diversification of each Fund be, and it hereby is, amended to exclude securities of other investment companies, as set forth in the Proxy Statement dated March 22, 1999.

 Mr. Silver stated that the fifth item of business as stated in the Notice of Meeting and described in the accompanying Proxy Statement was to amend Spartan Money Market Fund's fundamental investment objective to more clearly communicate the objective in conformity with the disclosure requirements of the new Form N-1A.

 Ms. DiDonna reported that the proposal to amend Spartan Money Market Fund's fundamental investment objective, as set forth in the Proxy Statement, received 3,976,908,112.15 affirmative votes, or 79.733 % of the votes cast at the meeting. Whereupon, it was

VOTED: That Spartan Money Market Fund's fundamental investment objective be, and it hereby is, amended to more clearly communicate the objective in conformity with the disclosure requirements of the new Form N-1A, as set forth in the Proxy Statement dated March 22, 1999.

 Mr. Silver stated that the sixth item of business as stated in the Notice of Meeting and described in the accompanying Proxy Statement was to amend Spartan U.S. Treasury Money Market Fund's fundamental investment limitation concerning the concentration of its investments in a single industry.

 Ms. DiDonna reported that the proposal to amend Spartan U.S. Treasury Money Market Fund's fundamental investment limitation, as set forth in the Proxy Statement, received 801,021,971.52 affirmative votes, or
73.348 % of the votes cast at the meeting.  Whereupon, it was

VOTED: That Spartan U.S. Treasury Money Market Fund's fundamental investment limitation concerning the concentration of its investments in a single industry be, and it hereby is, amended, as set forth in the Proxy Statement dated March 22, 1999.

 Mr. Silver stated that the seventh item of business as stated in the Notice of Meeting and described in the accompanying Proxy Statement was to amend Spartan U.S. Government Money Market Fund's fundamental investment limitation concerning borrowing.

 Ms. DiDonna reported that the proposal to amend Spartan U.S.
Government Money Market Fund's fundamental investment limitation concerning borrowing, as set forth in the Proxy Statement, received 347,656,672.19 affirmative votes, or 79.169 % of the votes cast at the meeting. Whereupon, it was

VOTED: That Spartan U.S. Government Money Market Fund's fundamental investment limitation concerning borrowing be, and it hereby is, amended, as set forth in the Proxy Statement dated March 22, 1999.

 Mr. Silver stated that the eighth item of business as stated in the Notice of Meeting and described in the accompanying Proxy Statement was to amend Spartan U.S. Treasury Money Market Fund's fundamental investment limitation concerning real estate.

 In response to a question from a shareholder, there was a general discussion regarding the proposal and the Fund's investment objective.

 Ms. DiDonna reported that the proposal to amend Spartan U.S. Treasury Money Market Fund's fundamental investment limitation concerning real estate, as set forth in the Proxy Statement, received 773,601,683.70 affirmative votes, or 70.837 % of the votes cast at the meeting. Whereupon, it was

VOTED: That Spartan U.S. Treasury Money Market Fund's fundamental investment limitation concerning real estate be, and it hereby is, amended, as set forth in the Proxy Statement dated March 22, 1999.

 Mr. Silver stated that the ninth and final item of business as stated in the Notice of Meeting and described in the accompanying Proxy
Statement was to amend Spartan U.S. Treasury Money Market Fund's fundamental investment limitation concerning lending.

 Ms. DiDonna reported that the proposal to amend Spartan U.S. Treasury Money Market Fund's fundamental investment limitation concerning lending, as set forth in the Proxy Statement, received 770,992,591.64 affirmative votes, or 70.598 % of the votes cast at the meeting. Whereupon, it was

VOTED: That Spartan U.S. Treasury Money Market Fund's fundamental investment limitation concerning lending be, and it hereby is, amended, as set forth in the Proxy Statement dated March 22, 1999.

 There being no further business to come before the meeting, upon motion duly made and seconded, it was

VOTED: To Adjourn.

ADJOURNED.

A TRUE RECORD.

 ATTEST:

   Meg DiDonna
   Secretary Pro Tempore